Exhibit 99.2
Unaudited Financial and Other Statistical Information for the Three and Six Month Periods Ended August 31, 2012 and Guidance for Fiscal Year 2013

AZZ incorporated
Consolidated Statements of Income
(unaudited)

	Three Months Ended August 31, 2012	Six Months Ended August 31, 2012

Net Sales	$153,385,291	$280,528,155

Cost of Sales	110,073,078	199,350,629

Selling, General and Administrative	15,768,242	31,124,459
Interest Expense	3,227,906	6,568,072
Net (Gain) Loss on Sale of Property, Plant and Equipment and Insurance Proceeds	17,393	(5,951,688)
Other (Income) Expense, Net	(294,530)	(246,221)
	128,792,089	230,845,251

Income Before Income Taxes	24,593,202	49,682,904
Income Tax Expense	8,720,265	17,824,027

Net Income	$15,872,937	$31,858,877

Income Per Share:
Basic	$.63	$1.26
Diluted	$.62	$1.25

Exhibit 99.2

AZZ incorporated
Consolidated Balance Sheet
 (unaudited)

Assets:	Period Ended August 31, 2012

Current assets:
Cash and cash equivalents	$68,716,426
Accounts receivable	92,966,233
Allowance for doubtful accounts	(1,000,041)
Inventories	78,436,608
Costs and estimated earnings in excess of billings on uncompleted contracts	9,323,629
Deferred income taxes	7,497,732
Prepaid expenses and other receivables	5,783,941
Total current assets	261,724,528

Net property, plant, and equipment	137,967,157

Goodwill, less accumulated amortization	153,412,564

Intangibles and Other Assets	93,679,208

$646,783,457

Liabilities and Shareholders’ Equity:

Current liabilities:
Accounts payable	$27,936,086
Accrued liabilities	66,213,519
Total current liabilities	94,149,605

Long-term accrued liabilities due after one year	8,537,668
Long-term debt due after one year	196,428,571

Deferred income taxes	31,864,845

Shareholders’ equity	315,802,768

$646,783,457

Exhibit 99.2

AZZ incorporated
Condensed Consolidated Statement of Cash Flows
 (unaudited)

Period Ended August 31, 2012

Net cash provide by operating activities	$30,165,662

Net cash used in investing activities	(81,109,299)

Net cash provided by (used in) financing activities	(23,664,074)

Net (decrease) increase in cash and cash equivalents	(74,586,240)

Effect of exchange rate changes on cash	21,471

Cash and cash equivalents at beginning of period	143,302,666

Cash and cash equivalents at end of period	$68,716,426

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
 (unaudited)
($ in Thousands)

Information regarding operations and assets by segment is as follows:

	Three Months Ended August 31, 2012	Six Months Ended August 31, 2012
Net sales:
Electrical and Industrial Products	$66,530	$111,212
Galvanizing Services	86,855	169,316
	153,385	280,528

Segment operating income (a):
Electrical and Industrial Products	9,339	16,135
Galvanizing Services	23,549	46,182
	32,888	62,317

General corporate expenses (b)	5,342	12,074
Interest expense	3,228	6,568
Other (income) expense, net (c)	(275)	(6,008)
	8,295	12,634

Income Before Taxes	$24,593	$49,683

Total assets:
Electrical and Industrial Products	$259,125	$259,125
Galvanizing Services	311,630	311,630
Corporate	76,028	76,028
	$646,783	$646,783

(a) Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.

(b) General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.

(c) Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands except per share amount)

	Actual Year to Date August 31, 2012	Projected Year Ended February 28, 2013
Net Sales:
Electrical and Industrial Products	$111,212	$245,000 to $260,000
Galvanizing Services	$169,316	$330,000 to $340,000
Total Sales	$280,528	$575,000 to $600,000

Diluted earnings per share	$1.25	$2.25 to $2.40

Net Sales by Market Segment:
Power Generation		32%
Transmission and Distribution		21%
Industrial		47%

Electrical and Industrial Products
Revenues by Industry:
Power Generation		46%
Transmission and Distribution		29%
Industrial		25%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		35%
OEM’s		15%
Industrial		30%
Bridge and Highway		10%
Petro Chemical		10%

Operating Margins:
Electrical and Industrial Products	14.5%	14% to 16%
Galvanizing Services	27.2%	25% to 27%

Cash Provided By (Used In)Operations	$30,165	$70,000
Capital Expenditures	$12,562	$29,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$13,163	$29,000
Total Bank Debt	$210,714	$210,714

Cash Dividend	$6,319	$13,300

Percent of Business By Segment:
Electrical and Industrial Products	40%	43%
Galvanizing Services	60%	57%

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Millions)

	Period Ended
Backlog	2/29/12	$138,621
Bookings		124,666
Shipments		127,143
Backlog	5/31/12	$136,144
Book to Ship Ratio		0.98
Bookings		151,804
Acquired Backlog		78,491
Shipments		153,385
Backlog	8/31/12	$213,054
Book to Ship Ratio		0.99